EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              --------------------

                                LASALLE BANK N.A.
               (Exact name of trustee as specified in its charter)
                                   36-1521370
                      (I.R.S. Employer Identification No.)

          135 South LaSalle Street, Suite 1625 Chicago, Illinois 60674 (Address, including zip code, of principal executive offices)

                              --------------------

                               Mr. Robert K. Quinn
                    Senior Vice President and General Counsel
                            Telephone: (312) 443-2010
                            135 South LaSalle Street
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                              --------------------

                                SUPERIOR BANK FSB
               (Exact name of obligor as specified in its charter)

             New York                                    36-1414142
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)

                                Superior Bank FSB
                                 1 Ramland Road
                              Orangeburg, NY 10962
   (Address, including zip code, of registrant's Principal Executive Offices)

                              --------------------

               AFC MORTGAGE LOAN ASSET BACKED NOTES, SERIES 2000-2
                       (Title of the indenture securities)



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ITEM 1. GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          1.   Comptroller of the Currency, Washington D.C.

          2.   Federal Deposit Insurance Corporation, Washington, D.C.

          3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

     Furnish the following information as to each class of voting securities of the trustee:

          Not applicable

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a)  Title of the securities outstanding under each other indenture.

          Not applicable

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises

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          as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

               Not applicable

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Not applicable

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

          Not applicable

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

          Not applicable

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

          Not applicable

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ITEM 9. SECURITIES OF THE UNDERWRITER OWNED OR HELD BY THE  TRUSTEE.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

          Not applicable

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

          Not applicable

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

          Not applicable

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     If the obligor is indebted to the trustee, furnish the following information.

          Not applicable

ITEM 13. DEFAULTS BY THE OBLIGOR.

     a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          Not applicable

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     b)   If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          Not applicable

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

          Not applicable

ITEM 15. FOREIGN TRUSTEE.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified.

          Not applicable

ITEM 16. LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility and qualification.

     1. A copy of the Articles of Association of LaSalle Bank N.A. now in effect.

     2.   A copy of the certificate of authority to commence business.

     3.   A copy of the authorization to exercise corporate trust powers.

     4.   A copy of the existing By-Laws of LaSalle Bank N.A.

     5.   Not applicable.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

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     8.   Not applicable.

     9.   Not applicable.

                                      -10-

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                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 11th day of August 1998.

                                               LaSalle Bank N.A.

                                               By: /S/ CYNTHIA REIS
                                                  ----------------------------
                                                       Cynthia Reis
                                                       First Vice President

                                    EXHIBIT 1

                             ARTICLES OF ASSOCIATION

FIRST. The title of this association shall be LaSalle Bank National Association.

SECOND. The main office of the association shall be in Chicago, County of Cook, State of Illinois. The general business of the association shall be conducted at its main office and its branches.

THIRD. The board of directors of this association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par, market value or equity interest of $1,000 of stock in the bank holding company controlling this association.

Any vacancy in the board of directors may be filled by action of the board of directors provided, however, that a majority of the full board of directors may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefor in the bylaws, or if that day falls on a legal holiday in the state in which the association is located, on the next following banking day. If no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the board of directors.

Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of directors.

FIFTH. The authorized amount of capital stock of this association shall be 8 million shares of common stock of the par value of ten dollars ($10.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may

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from time to time fix.

The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The board of directors shall appoint one of its members president of this association, who shall be chairperson of the board, unless the board appoints another director to be the chairperson. The board of directors shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors and shareholders meeting and be responsible for authenticating the records of the association and such other officers and employees as may he required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

The board of directors shall have the power to define the duties of the officers and employees of the association; dismiss officers and employees; require bonds from officers and employees and to fix the penalty thereof; regulate the manner in which any increase of the capital of the association shall be made; manage and administer the business and affairs of the association; make all bylaws that it may be lawful for the board to make; and generally to perform all acts that are legal for a board of directors to perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Chicago, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without the approval of the shareholders.

EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

NINTH. The board of directors of this association, or any one or more shareholders owning, in the aggregate, not less than fifty percent of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this association.

TENTH. To the full extent permitted by the General Corporation Law of the State of Delaware or by any other applicable laws presently or hereafter in effect and subject to the provisions of this article Tenth, the association may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the association) by reason of the fact that he or she is or was a director, officer, employee or agent of the association, or is or was serving at the request of the association as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses, including


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attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, PROVIDED no director, officer, employee or agent of the association shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this association. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the association, and with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

To the full extent permitted by the General Corporation Law of the State of Delaware or by any other applicable laws presently or hereafter in effect and subject to the provisions of this article Tenth, the association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the association to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the association, or is or was serving at the request of the association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of this duty to the association unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper, PROVIDED no director, officer, employee or agent of the association shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this association, and under circumstances in which he or she would be entitled to indemnification under this article Tenth, no director of the association shall be personally liable to the association or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the association.

Any indemnification under this article Tenth unless ordered by a court shall be made by the association only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this article Tenth. Such determination shall be made:
(a)


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by the board of directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion; or (c) by the shareholders.

Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding, shall be paid by the association in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in the third subparagraph of this article Tenth herein upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the association as authorized in this article Tenth.

The indemnification provided by this article Tenth shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The association, shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the association, or is or was serving at the request of the association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the association would have the power to indemnify him against such liability under the provisions of this article Tenth, provided, the power of the association to purchase and maintain insurance as herein provided shall not include insurance with respect to expenses, penalties or other payments of a director, officer, employee or agent of the association incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by such individual or individuals in the form of payments to this association.

For purposes of this article, references to "the association" shall include, in addition to the surviving association or corporation, any merging or consolidating association or corporation (including any association or corporation having merged or consolidated with a merging or consolidating association or corporation) absorbed in a merger or consolidation which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such merging or consolidating association or corporation, or was serving at the request of such merging or consolidating association or corporation as a director, officer, employee or agent of another association, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the surviving association or corporation as such person would have with respect to such merging association or corporation if its separate existence had continued.

For purposes of this article, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes, assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the association" shall include any service as a director, officer, employee or agent of the association which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

The invalidity or unenforceability of any provision of this article Tenth shall not affect the validity or enforceability of the remaining provisions of this article Tenth.

ELEVENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.


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                                    EXHIBIT 2

                  CERTIFICATE OF AUTHORITY TO COMMENCE BUSINESS

--------------------------------------------------------------------------------

     Comptroller of the Currency
     Administrator of National Banks

--------------------------------------------------------------------------------


     Washington, D.C. 20219

                                   CERTIFICATE

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2. "LaSalle Bank, National Association," Chicago, Illinois, (Charter No. 14362) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

                                                     IN TESTIMONY WHEREOF, I
                                                     have hereunto subscribed my
                                                     name and caused my seal of
                                                     office to be affixed to
                                                     these presents at the
                                                     Treasury Department in the
                                                     City of Washington and
                                                     District of Columbia, this
                                                     17th day of December, 1999.

                                                     /s/ JOHN D. HAWKE, JR.
                                                     ---------------------------
                                                     Comptroller of the Currency


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                                    EXHIBIT 3

                            AUTHORIZATION TO EXERCISE
                             CORPORATE TRUST POWERS

--------------------------------------------------------------------------------

     Comptroller of the Currency
     Administrator of National Banks

--------------------------------------------------------------------------------


     Washington, D.C. 20219

                        CERTIFICATION OF FIDUCIARY POWERS

I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify the records in this Office evidence "LaSalle National Bank", Chicago, Illinois, (Charter No. 14362), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of The Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92a. I further certify the authority so granted remains in full force and effect.

                                                     IN TESTIMONY WHEREOF, I
                                                     have hereunto subscribed my
                                                     name and caused my seal of
                                                     Office of the Comptroller
                                                     of the Currency to be
                                                     affixed to these presents
                                                     at the Treasury Department,
                                                     in the City of Washington
                                                     and District of Columbia,
                                                     this 9th day of November,
                                                     1999

                                                     /s/ EUGENE A. LUDWIG
                                                     ---------------------------
                                                     Comptroller of the Currency

                                    EXHIBIT 4

                                     BYLAWS

                                       of

                        LASALLE BANK NATIONAL ASSOCIATION

                (a National Banking Association which association
                      is herein referred to as the "bank")

                                    ARTICLE I

                          MEETINGS OF THE SHAREHOLDERS

     SECTION 1.1. ANNUAL MEETING. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the association, 135 South LaSalle Street, Chicago, Illinois, at 8:30 A.M. on the third Wednesday of April of each year, or at such other place or time as the board of directors may designate. Notice of the meeting shall be mailed, postage prepaid, at least 10 days prior to the date thereof, addressed to each shareholder at the address appearing on the books of the association. If, for any cause, an election of directors is not made on that day, the board of directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice shall be given in the manner herein provided for the annual meeting.

     SECTION 1.2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any three or more shareholders owning, in the aggregate, not less than fifty percent of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 120 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association, a notice stating the purpose of the meeting.

     SECTION 1.3. JUDGES OF ELECTION. Every election of directors shall be managed by three judges who shall be appointed by the board of directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the Secretary a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

     SECTION 1.4. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid for one meeting, to be specified therein, and any adjournments of such

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meeting. Proxies shall be dated and filed with the records of the meeting.

     SECTION 1.5. QUORUM. A majority of the outstanding capital stock, presented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association.

                                   ARTICLE II

                                    DIRECTORS

     SECTION 2.1. BOARD OF DIRECTORS. The board of directors (board) shall have the power to manage and administrate the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board.

     SECTION 2.2. NUMBER. The board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of the shareholders at any meeting thereof, or if such a resolution shall not be in effect, such number shall be five; provided however, that a majority of the full board may not increase the number of directors by more than two if the number of directors last elected by shareholders was fifteen or less and by not more than four where the number of directors last elected by shareholders was sixteen or more, provided that in no event shall the number of directors exceed twenty-five.

     SECTION 2.3. ORGANIZATION MEETING. The Secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election, and of the time at which they are required to meet, at the main office of the association or at such other place as the board may designate to organize the new board and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     SECTION 2.4. REGULAR MEETINGS. The regular meetings of the board shall be held, without notice, on the third Wednesday of each month, other than August and December, at the main office or at such other place as the board may designate. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.


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


     SECTION 2.5. SPECIAL MEETINGS. Special meetings of the board may be called by the chairman of the board, the president of the association, or at the request of three or more directors. Each member of the board shall be given notice stating the time and place by telegram, letter, telephonic communications, or in person, of each special meeting.

     SECTION 2.6. QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

     SECTION 2.7. VACANCIES. When any vacancy occurs among the directors, the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board or at a special meeting called for that purpose in conformance with Section 2.5 of this article.

     SECTION 2.8. RETIREMENT POLICY. A retirement policy adopted by the board shall be applicable to directors who are not active officers of the association.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

     SECTION 3.1. EXECUTIVE COMMITTEE. There shall be an executive committee of the board composed of not less than three directors, at least one of whom shall not be an active officer of the association, appointed by the board annually or more often. This committee shall also exercise such other powers and perform such other duties as shall be specified by resolution of the board. When the board is not in session, the executive committee shall have and may exercise all the powers of the board that may lawfully be delegated. The executive committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

     SECTION 3.2. AUDIT COMMITTEE. There shall be an audit committee of the board composed of not less than three directors, exclusive of any active officers of the association, appointed by the board annually or more often. The duty of the audit committee shall be, at least once during each calendar year, to examine or cause suitable examinations to be made by auditors responsible only to the board of (l) the affairs of the association and, (2) the fiduciary activities of the association. The results of such examination shall be reported in writing to the board at the next regular meeting thereafter.

     SECTION 3.3. COMMUNITY REINVESTMENT COMMITTEE. There shall be a community reinvestment committee of the board composed of not less than three directors, at least one of whom shall not be an active officer of the association, appointed by the board annually or more often. It shall be the duty of this committee to review the community reinvestment activities of the association. The community reinvestment committee shall perform such other functions as may be assigned by the full board. When the community reinvestment committee is not in session the executive committee shall perform all of the duties of the community reinvestment committee.

     SECTION 3.4. OTHER COMMITTEE. The board may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the board may determine.

                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

     SECTION 4.1. CHAIRMAN OF THE BOARD. The board shall appoint one of its members to be the chairman of the board. The chairman of the board shall preside at all meetings of the board. The chairman of the board shall supervise the carrying out of the policies adopted or approved by the board, and shall have general executive powers, as well as the specific powers conferred by these bylaws. The chairman of the board shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the board. The chairman of the board shall be ex officio a member of all committees, except the audit committee and the trust audit committee.

     SECTION 4.2. VICE CHAIRMAN OF THE BOARD. The board shall appoint one or more of its members to be vice chairmen of the board. The vice chairmen shall perform such duties as may from time to time be assigned by the board.

     SECTION 4.3. PRESIDENT. The board shall appoint one of its members to be the president of the association. The president shall be the chief executive officer of the association and in the absence of the chairman, the president shall preside at any meeting of the board. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these bylaws. The president shall have general supervision of the business, affairs and personnel of the association and in the absence of the chairman, shall exercise the powers and perform the duties of the chairman of the board. The president shall be ex officio a member of all committees, except the audit committee and the trust audit committee. The president shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board.

     SECTION 4.4. CHIEF OPERATING OFFICER. The board may appoint a Chief Operating Officer. The chief operating officer shall perform such duties as may from time to the be assigned by the board, the chairman of the board or the president.

     SECTION 4.5. SENIOR OFFICERS. The board may appoint one or more executive vice presidents and one or more senior vice presidents. Each such senior officer shall have such powers and duties as may be assigned to such person by the board, the chairman of the board, or the president.

     SECTION 4.6. VICE PRESIDENT. The board may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned to such person by the board, the chairman of the board, or the president.

     SECTION 4.7. SECRETARY. The board shall appoint a secretary who shall be secretary of the association, shall keep accurate minutes of all meetings, and shall have such powers and perform such other duties as may be assigned to such person from time to time, by the board, the chairman of the board, or the president.

     SECTION 4.8. CASHIER. The board may appoint a cashier, who shall have such powers and perform such duties as may be assigned to such person from time to time by the board, the chairman of the board, or the president.

     SECTION 4.9. OTHER OFFICERS. The board may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the board to be required or desirable to transact the business of the association. Such officers, respectively, shall exercise such powers and perform such duties as pertain to their several offices or as may be conferred upon, or assigned to them by the board, the chairman of the board, or the president. The board may authorize an officer to appoint one or more officers or assistant officers.

     SECTION 4.10. CLERKS AND AGENTS. The chairman of the board, the president, or any other active officer of the association authorized by the chairman of the board, or the president, may appoint and dismiss all or any paying tellers, receiving tellers, note tellers, vault custodians, bookkeepers and other clerks, agents and employees as they may deem advisable for the prompt and orderly transaction of the business of the association, define their duties, fix the salaries to be paid them and the conditions of their employment.

     SECTION 4.11. RESPONSIBILITY FOR MONEYS, ETC. Each of the active officers and clerks of this association shall be responsible for all the moneys, funds, valuables and property of every kind and description that may from time to time be entrusted to his care or placed in such person's hands by the board or others, or that otherwise may come into their possession as an active officer or clerk of this association.

     SECTION 4.12. SURETY BONDS. All the active officers and clerks of this association may be covered by one of the blanket form bonds customarily written by the surety companies, drawn for such an amount, and executed by such surety company, as the board may from time to time require, and duly approve; or at the discretion of the board, all such active officers and clerks shall, respectively, give such bond, with such security, and in such denominations as the board may from time to time require and direct. All bonds approved by the board shall assure the faithful and honest discharge of the respective duties of such active officer or clerk and shall provide that such active officer or clerk shall faithfully apply and account for all moneys, funds, valuables and property of every kind and description that may from time to time come into such person's hands or be entrusted to such person's care, and pay over and deliver the same to the order of the board or to such other person or persons as may be authorized to demand and receive the same.

     SECTION 4.13. TERM OF OFFICE - OFFICER DIRECTOR. The chairman of the board, the vice chairmen of the board and the president, together with any other active officers who may be duly elected members of the board, shall hold their respective offices for the current year for which the board (of which they shall be members) was elected and until their successors are appointed, unless they shall resign, be disqualified, or be removed and any vacancy occurring in the office of the chairman of the board, the vice chairmen of the board, the president, or in the board, shall, if required by these bylaws, be filled by the remaining members

     SECTION 4.14. TENURE OF OFFICE. The executive vice presidents, the senior vice presidents, the secretary, the cashier and all other officers shall be appointed to hold their offices during the pleasure of the board, unless they shall resign, become disqualified, or be removed.

                                    ARTICLE V

                               FIDUCIARY SERVICES

     SECTION 5.1. TRUST OFFICER. There shall be a trust officer of this association whose duties shall be to manage, supervise and direct all the fiduciary activities of the association. Such person shall do or cause to be done all things necessary or proper in carrying on the fiduciary business of the association according to provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection within all important matters pertaining to fiduciary activities. The trust officer shall be responsible for all assets and documents held by the association in connections with fiduciary matters.

     SECTION 5.2. TRUST COMMITTEE. There shall be a trust committee of this association composed of not less than three directors including active officers of the association. The duty of the trust committee shall be to review the fiduciary activities of the association. The trust committee shall perform such other functions as may be assigned by the board.

     SECTION 5.3. TRUST AUDIT COMMITTEE. The board shall appoint a committee of not less than two directors, including members ex officio provided for in other sections of these bylaws, exclusive of any active officers of the association, or cause suitable audits to be made, by auditors responsible only to the board, and at such time shall ascertain whether the association has administered fiduciary accounts in accordance with law, Regulation 9, and sound fiduciary principles. Notwithstanding the provisions of this Section, the board at any time may assign to the Audit Committee, in addition to the duties of the Audit Committee set forth in Section 3.3 of these bylaws, all of the duties of the Trust Audit Committee and during such time as the Audit Committee is performing the duties of both committees, the Trust Audit Committee shall cease to function as a committee of this board. The board at any time may reassign the duties provided for in this Section to the Trust Audit Committee.

     SECTION 5.4. FIDUCIARY FILES. There shall be maintained in the association files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     SECTION 5.5. TRUST INVESTMENTS. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

                                   ARTICLE VI

                          STOCK AND STOCK CERTIFICATES

     SECTION 6.l. TRANSFERS. Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his shares, succeed to all rights of the prior holder of such shares.

     SECTION 6.2. STOCK CERTIFICATES. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, or any other officer appointed by the board for that purpose, to be known as an authorized officer, and the seal of the association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the association properly endorsed.

                                   ARTICLE VII

                                 CORPORATE SEAL

     The president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunto designated by the board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the form set forth herein.

                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 8.1. INDEMNIFICATION OF ASSOCIATION'S OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES. To the full extent permitted by the General Corporation Law of the State of Delaware or by any other applicable laws presently or hereafter in effect and subject to the provisions of this Article VIII, the association may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the association) by reason of the fact that he or she is or was a director, officer, employee or agent of the association, or is or was serving at the request of the association as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, PROVIDED no director, officer, employee or agent of the association shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this association. The termination of any action, suit or proceeding by judgment order, settlement, conviction, or upon a plea of no contest or its equivalent, has not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the association, and with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

     SECTION 8.2. INDEMNIFICATION OF ASSOCIATION'S OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES FOR SUIT BY OR IN RIGHT OF ASSOCIATION. To the full extent permitted by the General Corporation Law of the State of Delaware or by any other applicable laws presently or hereafter in effect and subject to the provisions of this Article VII, the association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the association to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the association, or is or was serving at the request of the association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of this duty to the association unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper, PROVIDED no director, officer, employee or agent of the association shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this association, and under circumstances in which he or she would be entitled to indemnification under this Article VIII, no director of the association shall be personally liable to the association or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the association.

     SECTION 8.3. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under this Article VIII unless ordered by a court shall be made by the association only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Article VIII. Such determination shall be made: (a) by the board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion; or (c) by the shareholders.

     SECTION 8.4. REIMBURSEMENT OF EXPENSES. Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding, shall be paid by the association in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in SECTION 8.3 herein upon receipt of an undertaking by or on behalf of tile director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the association as authorized in this Article VIII.

     SECTION 8.5. BYLAWS NOT EXCLUSIVE. The indemnification provided by this
Article VIII shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 8.6. INSURANCE. The association shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the association, or is or was serving at the request of the association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the association would have the power to indemnify him against such liability under the provisions of this Article VIII, PROVIDED, the power of the association to purchase and maintain insurance provided shall not include insurance witIl respect to expenses, penalties or other payments of a director, officer, employee or agent of the association incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by such individual or individuals in the form of payments to this association.

     SECTION 8.7. MERGED AND REORGANIZED ASSOCIATIONS. For purposes of this Article, references to "the association" shall include, in addition to the surviving association or corporation, any merging or consolidating association or corporation (including any association or corporation having merged or consolidated with a merging or consolidating association or corporation) absorbed in a merger or consolidation which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such merging or consolidating association or corporation as a director, officer, employee or agent of another association, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving association or corporation as such person would have with respect to such merging association or corporation if its separate existence had continued.

     SECTION 8.8. EMPLOYEE BENEFIT PLANS. For purposes of this Article, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes, assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the association" shall include any service as a director, officer, employee or agent of the association which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

     SECTION 8.9. SEVERABILITY. The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of the remaining provisions of this Article VIII.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     SECTION 9.1. FISCAL YEAR. The fiscal year of the association shall be the caIendar year.

     SECTION 9.2. EXECUTIVE EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairman of the board, or any vice chairman, or the president, or the chief operating officer, or any executive vice president, or any first vice president or any vice president, or the secretary, or the cashier, or, if in connection with the exercise of fiduciary powers of the association, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such manner and by such other officers as the board, the chairman of the board or the president may from time to time direct. The provisions of this article are supplementary to any provision of these bylaws.

     SECTION 9.3. RECORDS. The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary or other officer appointed to act as secretary of the meeting.

                                    ARTICLE X

                                   EMERGENCIES

     SECTION 10.1. CONTINUATION OF BUSINESS. In the event of a state of emergency of sufficient severity to interfere with the conduct and management of the affairs of this association, the officers and employees will continue to conduct the affairs of the association under such guidance from the directors as may be available except as to matters which by statute require specific approvaI of the board and subject to conformance with any governmental directives during the emergency.

     SECTION 10.2. DESIGNATION OF PLACE OF BUSINESS. The offices of the association at which its business shall be conducted shall be the main office thereof located at 135 South LaSalle Street, Chicago, Illinois, and any other legally authorized location which may be leased or acquired by this association to carry on its business. During an emergency resulting in any authorized place of business of this association being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the board or by the executive committee or by such persons as are then, in accordance with resolutions adopted from time to time by the board dealing with the exercise of authority in the time of such emergency, conducting the affairs of this association. Any temporarily relocated place of business of this association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

                                   ARTICLE XI

                                     BYLAWS

     SECTION 11.1. INSPECTION. A copy of the bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the association, and shall be open for inspection to all shareholders during banking hours.

     SECTION 11.2. AMENDMENTS. The bylaws may be amended, altered or repealed, at any regular meeting of the board, by a vote of a majority of the total number of the directors except as provided below. The association's shareholders may amend or repeal the bylaws even though the bylaws also may be amended or repealed by its board.

                                     ******


     I, _________________, certify that I am the duly constituted secretary of LaSalle Bank National Association and as such officer am the official custodian of its records; the foregoing bylaws are the bylaws of the association, and all of them are now lawfully in force and effect.

     I have hereunto affixed my official signature and the seal of the association, in the City of Chicago, on this ______ day of _____________, 19____.



                                            ------------------------------------
                                            Secretary

April, 1999                                                (SEAL)

                                    EXHIBIT 5

                                 NOT APPLICABLE

                                    EXHIBIT 6

LaSalle Bank N.A. hereby consents in accordance with the provisions of Section 321(b) of the Trust Indenture Act of 1939, that reports of examinations by Federal, State, Territorial and District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.




                                                     LASALLE BANK N.A.

                                                     By: /s/  CYNTHIA REIS
                                                        ------------------------
                                                              Cynthia Reis
                                                              Vice President

                                   EXHIBIT 7

                    Latest Report of Condition of Trustee
                    published pursuant to law or the requirement of its surviving or examining authority.

LaSalle Bank N.A.          Call Date: 12/31/99     ST-BK: 17-1520   FFIEC    031
135 South LaSalle Street                                            Page  RC-1
Chicago, IL 60603          Vendor ID-. D                            CERT: 15407
                           11

Transit Number: 71000505

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC - BALANCE SHEET
                                                                          Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------
ASSETS                                                                           RCFD
   1.  Cash and balances due from depository institutions (from Schedule RC-A):  ----
       a. Noninterest-bearing balances and currency and coin (1)                 0081       1,100,978
       b. Interest-bearing balances (2)                                          0071           4,131
   2.  Securities:
       a. Held-to-maturity securities (from Schedule RC-B, column A)             1754         527,847
       b. Available-for-sale securities (from Schedule RC-B, column D)           1773       6,399,867
   3.  Federal funds sold and securities purchased under agreements to resell    1350         956,945
   4.  Loans and lease financing receivables:
       a. Loans and leases, net of unearned income
          (from Schedule RC-C)                                                   2122      20,158,099
       b. LESS: Allowance for loan and lease losses                              3123         362,526
       c. LESS: Allocated transfer risk reserve                                  3128               0
       d. Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b and 4.c)                    2125      19,795,573
   5.  Trading assets (from Schedule RC-D)                                       3545         225,581
   6.  Premises and fixed assets (including capitalized leases)                  2145         178,817
   7.  Other real estate owned (from Schedule RC-M)                              2150           2,339
   8.  Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                      2130               0
   9.  Customers' liability to this bank on acceptances outstanding              2155          13,625
   10. Intangible assets (from Schedule RC-M)                                    2143         131,319
   11. Other assets (from Schedule RC-F)                                         2160         965,642
   12. Total assets (sum of items 1 through 11)                                  2170      30,302,664

---------

     (1)  Includes cash items in process of collection and unposted debits.
     (2)  Includes time certificates of deposit not held for trading.


LaSalle National Bank       Call Date:. 12/31/99   ST-BK: 17-1520   FFIEC    031
135 South LaSalle Street                                            Page   RC- 2
Chicago, IL 60603           Vendor ID: D                            CERT: 15407
                            12

Transit Number: 71000505


SCHEDULE RC - CONTINUED
                                                                         Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------
LIABILITIES
   13. Deposits:                                                                RCON
       a. In domestic offices (sum of totals of                                 ----
          columns A and C from Schedule RC-E, part I)                           2200      16,935,346
      (1) Noniriterest-bearing (1)                                              6631       2,754,922
      (2) Interest-bearing                                                      6636      14,180,424

                                                                                RCFN
       b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from   ----
          Schedule RC-E, part II)                                               2200       3,010,311
      (1) Noninterest-bearing                                                   6631               0
      (2) Interest-bearing                                                      6636       3,010,311
       RQFD
                                                                                RCFD
   14. Federal funds purchased and securities sold under agreements to          ----
       repurchase                                                               2800       2,586,766

                                                                                RCON
                                                                                ----
   15. a. Demand notes issued to the U.S. Treasury                              2840         698,848

                                                                                RFCD
                                                                                ----
       b. Trading liabilities (from Schedule RC-D)                              3548         114,935
   16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
       a. With a remaining maturity of one year or less                         2332       3,278,122
       b. With a remaining maturity of more than one year through three years   A547          13,366
       c. With a remaining maturity of more than three years                    A548          52,821
   17. Not applicable.
   18. Bank's liability on acceptances executed and outstanding                 2920          13,625
   19. Subordinated notes and debentures (2)                                    3200         726,000
   20. Other liabilities (from Schedule RC-G)                                   2930         386,010
   21. Total liabilities (sum of items 13 through 20)                           2948      27,816,150
   22. Not applicable.

   EQUITY CAPITAL                                                               RFCD
                                                                                ----
   23. Perpetual preferred stock and related surplus                            3838         452,310
   24. Common stock                                                             3230          41,234
   25. Surplus (exclude all surplus related to preferred stock)                 3839         724,561
   26. a. Undivided profits and capital reserves                                3632        1,355,10
       b. Net unrealized holding gains (losses) on available-for-sale
          securities                                                            8434         (86,692)
   27. Cumulative foreign currency translation adjustments                      3284               0
   28. Total equity capital (sum of items 23 through 27)                        3210       2,486,514
   29. Total liabilities and equity capital (sum of items 21 and 28)            3300      30,302,664



   MEMORANDUM

   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

   1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work perfomed for the bank by independent external auditors as of any date during 1998

   1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

   2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

   3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

           RCFD             NUMBER
           ----             ------
           6724             N/A      M.1

   4 = Directors' examination of the bank performed by other external auditors
       (may be required by state chartering authority)

   5 = Review of the bank's financial statements by external auditors

   6 = Compilation of the bank's financial statements by external auditors

   7 = Other audit procedures (excluding tax preparation work)

   8 = No external audit work

---------

   (1) Includes total demand deposits and noninterest-bearing time and savings deposits.

   (2) Includes limited-life preferred stock and related surplus.

                                    EXHIBIT 8

                                 NOT APPLICABLE

                                    EXHIBIT 9

                                 NOT APPLICABLE